Exhibit 99.3

VISA INC. FREQUENTLY ASKED QUESTIONS CONCERNING

POTENTIAL CERTIFICATE OF INCORPORATION AMENDMENTS

These Frequently Asked Questions pertain only to the potential Certificate of Incorporation amendments as described in the Form 8-K filed on September 13, 2023 and are provided, for your convenience, as plain-language explanations only. For additional information, please refer to our Form 8-K and the attached materials.

1.	Why is Visa engaging in discussions to potentially amend its Certificate of Incorporation and release transfer restrictions on portions of the Class B common shares early? Why now?

•	Following a Board evaluation process, Visa is engaging with its common stockholders regarding amendments to its Certificate of Incorporation for several reasons:

○	First, since the IPO, the value of the Class B common shares has grown significantly, from ~$8B to ~$96B (based on the Class A common stock closing price of $245.68 as of August 31, 2023).

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At the same time, while the value of the Class B common shares has increased, Visa has made significant progress toward resolving the remaining U.S. Covered Litigation matter, MDL 1720, having settled claims representing 90% of the interchange at issue and paid $6.4B1 in the aggregate from the U.S. Retrospective Responsibility Plan.

○	This programmatic and measured release structure would mitigate the potential overhang risk that otherwise would exist with the current share release provision.

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In addition, this would provide Visa’s clients – large and small U.S. financial institutions that are Class B holders – with the option for near-term liquidity and potentially better regulatory capital treatment.

2.	How will Class A and Class C common stockholders continue to be protected from certain outstanding litigation?

•	Visa designed the Potential Exchange Offer Program to provide economically equivalent protection to Class A and Class C stockholders from the remaining U.S. Covered Litigation.

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Under the terms of the Certificate of Incorporation amendments, all Class B common shares will be redenominated into Class B-1 common shares, which will continue to be subject to the same conversion rate adjustments whenever Visa deposits cash into the escrow account from which settlements and judgments related to U.S. Covered Litigation are paid. Refer to Visa’s most recent Form 10-K and Forms 10-Q for more information on the U.S. Retrospective Responsibility Plan.

[1]	$500 million of the $6.4 billion was paid from short-term interchange reductions.

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Class B common stockholders who elect to participate in the initial Potential Exchange Offer will be issued, in part, Class B-2 common shares, which will have conversion rate adjustments at twice the rate of Class B-1 common shares whenever cash is deposited into the escrow account. For more information, see slide 19 of the Visa Inc. presentation filed as Exhibit 99.2.

○	Upon completion of the initial Potential Exchange Offer, at least 50% of the Class B common shares will remain outstanding to absorb future litigation escrow payments.

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Class B common stockholders who elect to participate will also be required to execute and deliver a makewhole agreement pursuant to which each such Class B common stockholder will agree, after the value of the shares it received in the applicable exchange offer has been depleted, to reimburse Visa with respect to any future deposits made to the U.S. Covered Litigation escrow account that, but for the stockholder’s participation in the initial Potential Exchange Offer, would have been absorbed by such stockholder’s released shares.

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Under the initial makewhole agreement, a payment obligation would arise after a deposit is made to the U.S. Covered Litigation escrow account that results in a downward adjustment of the Class B-1 common stock applicable conversion rate if, at such time, the as-converted value of the Class B-2 common stock is equal to or less than zero and the as-converted value of the Class B-1 common stock is greater than zero.

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The proposed structure is intended to preserve economically equivalent coverage of the financial risk relating to the U.S. Covered Litigation for Class A and Class C common stockholders that is presently covered by the current Class B common stockholder base.

3.	How do the successive Potential Exchange Offers work?

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For each of the three successive Potential Exchange Offers to be considered by Visa, two primary conditions must be satisfied. First, the estimated interchange reimbursement fees at issue in respect of unresolved damages claims in the U.S. Covered Litigation (as determined by Visa) have been reduced by 50% or more. Second, more than twelve months have elapsed since the preceding Exchange Offer.

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Assuming those conditions are satisfied, after the initial Potential Exchange Offer, Visa may conduct up to three successive Potential Exchange Offers, each of which would have the effect of releasing transfer restrictions on up to half of the applicable Class B common stock issued in the previous Exchange Offer.

○	For example, in the second Potential Exchange Offer, Class B-2 stockholders who elect to participate would be able to exchange up to 100% of their Class B-2 shares for:

◾	Class B-3 shares in an amount equivalent to half of the Class B-2 shares tendered in exchange; and

◾	Class C shares in an amount equivalent to half of the value of the Class B-2 shares tendered in exchange.

○	The Class B-3 shares would have conversion rate adjustments at twice the rate of Class B-2 common stock whenever cash is deposited into the escrow account.

○	The Class C shares would be subject to the same transfer and convertibility restrictions as in the initial Potential Exchange Offer.

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Participants in successive Potential Exchange Offers would also have to enter into makewhole agreements pursuant to which each participant agrees, after the value of the shares it received in the applicable exchange offer has been depleted, to reimburse Visa for the portion of any future deposits in the U.S. Covered Litigation escrow account that, but for the holder’s participation in the successive Exchange Offer, would have been absorbed by such holder through downward adjustments to the conversion rate of the class of Class B common stock tendered in the successive Exchange Offer.

4.	How would you calculate the interchange at issue for purposes of determining a successive Potential Exchange Offer?

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Using Visa transaction data and data analysis, as well as additional information available at that time, Visa will calculate the estimated interchange applicable to transactions that are the subject of unresolved claims for damages in the U.S. Covered Litigation.

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Visa will estimate this interchange at issue as of the date specified for the Potential Exchange Offer. For the Potential Exchange Offer directly after the initial Potential Exchange Offer, Visa will estimate the interchange at issue as of October 1, 2023. For successive Potential Exchange Offers, Visa will estimate the interchange at issue as of the launch date of the preceding Exchange Offer.

5.	Can a Class B Common stockholder participate in a successive Potential Exchange Offer without participating in the initial Potential Exchange Offer?

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In connection with, and prior to, each successive Exchange Offer starting with the Class B-2 shares for Class B-3 shares and Class C shares, Visa may conduct an Exchange Offer for those holders that elected not to participate in the previous Exchange Offer. Each Potential Exchange Offer is designed to involve a consecutive pair of Class B common stock, for example Class B-1 for Class B-2, Class B-2 for Class B-3, Class B-3 for Class B-4, or Class B-4 for Class B-5 shares. Therefore, a Class B Common stockholder can only participate in a successive Potential Exchange Offer if it holds the class of Class B common stock that is the subject of the Exchange Offer.

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If a Class B common stockholder does not elect to participate in the initial Potential Exchange Offer for Class B-2 common stock, there is no guarantee that such common stockholder will be able to participate in successive Potential Exchange Offers for Class B-3, Class B-4 or Class B-5 stock, unless Visa offers another Exchange Offer for Class B-2 shares prior to the successive Exchange Offer.

6.	How many shares are going to be released in the Potential Exchange Offer Program?

•	It depends on each Class B common stockholder’s participation in each Exchange Offer.

•	In the initial Potential Exchange Offer, each Class B common stockholder will be able to exchange up to half of the Class B-1 common stock that they own into transferable Class C common stock.

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It will be up to each individual Class B common stockholder to decide if they want to take advantage of the release opportunity or not. The ultimate amount released will depend on each Class B common stockholder’s decision on whether, and to what extent, to participate.

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If the Certificate of Incorporation amendments are proposed and receive the required support to pass, and Visa moves forward with the initial Potential Exchange Offer, any Class B common stockholder that does not participate or takes no action will have their shares redenominated into Class B-1 common shares, which are the same as the existing Class B common shares. For illustrative examples of Class B common stockholder participation in the initial Potential Exchange Offer, see slides 17-18 of the Visa Inc. presentation filed as Exhibit 99.2.

7.	Are newly exchanged Class C common shares immediately sellable in the public market?

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Each participating Class B common stockholder will be required to enter into a makewhole agreement that will contain lock-up provisions limiting their ability to fully convert Class C common shares to Class A common shares in the short term.

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Specifically, up to one-third of the Class C common shares will be convertible into Class A common shares within the first 45 days after each Potential Exchange Offer, up to two-thirds within the first 90 days, and up to the full amount thereafter.

8.	When is Visa expected to resolve the U.S. Covered Litigation?

•	While Visa cannot predict when the remaining U.S. Covered Litigation will ultimately be resolved, Visa has continued to make progress toward the final resolution of outstanding claims.

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As announced on March 15, 2023, the U.S. Court of Appeals for the Second Circuit has affirmed the settlement resolving Damages Class claims in MDL 1720, as previously approved by the U.S. District Court for the Eastern District of New York.

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In addition, Visa has continued to make significant progress in settling the claims of plaintiffs that opted out of the Damages Class in MDL 1720. Unresolved Damages Class opt-outs claims represent only about 10% of the total approximately $486B in represented interchange.

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Interchange represented includes (i) interchange from 2004-2018 for the following populations: individual settlements prior to the Damages Class settlement, merchants included in the Damages Class settlement, and merchants who opted out of the Damages Class and settled their claims; and (ii) estimated interchange from 2004-2022 for unresolved Damages Class opt-outs. For more information, see slide 11 of the Visa Inc. presentation filed as Exhibit 99.2.

•	There is no precise timeline for when these cases will be resolved.

9.	What is the expected remaining U.S. Covered Litigation liability?

•	Visa is working diligently to resolve the remaining U.S. Covered Litigation.

•	We have resolved claims representing 90% of the interchange at issue and paid $6.4B in the aggregate from the U.S. Retrospective Responsibility Plan.

•	Recent settlements have ranged from approximately 3-8% of the settling merchant’s applicable interchange during the Damages Class period (2004-2018).

•	For illustrative purposes only, if we apply the approximately 3-8% to the unresolved and outstanding interchange from 2004-2022, the remaining settlement value would be between $1.4-$4B.

10.	Does the Loss Sharing Agreement under the U.S. Retrospective Responsibility Plan remain in place after the Potential Exchange Offers?

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Yes. The Loss Sharing Agreement, under which certain U.S. financial institutions agreed to indemnify Visa for their portion of financial liability for U.S. Covered Litigation if the litigation escrow account and value of Class B common shares are exhausted, will remain in place after the Potential Exchange Offers.

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For example, after the initial Potential Exchange Offer, the Loss Sharing Agreement would be triggered when the value of the Class B-1 common stock is equal to or less than zero, at which time the obligation for makewhole payments would also be exhausted.

11.	What are the next steps?

•	Visa is in the process of engaging with its common stockholders.

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If the Certificate of Incorporation amendments are approved by the Board, all common stockholders, including current Class A, Class B and Class C stockholders, will be provided with additional information in advance and have an opportunity to vote on the amendments to the Certificate of Incorporation, which provide for the Potential Exchange Offer Program.

•	At this time, we have not committed to any formal timeline for bringing this to stockholders for a vote.

12.	Why are you announcing the Potential Exchange Offer Program now if the timeline to implement it is further out in the future?

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We are announcing the Potential Exchange Offer Program now even though it is still being finalized because we want stockholders to have an ample amount of time to consider the potential Certificate of Incorporation amendments.

13.	What is the process to determine if the Certificate of Incorporation amendments will be voted on and what occurs if the Board determines to seek stockholder approval?

•	The Board will determine whether to propose the Certificate of Incorporation amendments for stockholder approval.

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If the Board approves the Certificate of Incorporation amendments, Visa will publicly file a preliminary proxy statement that outlines the amendment and the specifics of the vote, which will be available for SEC review. Thereafter, Visa will file a definitive proxy statement outlining the matters up for vote, announce the date of the vote and provide other specifics on how to vote.

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Visa will also file documentation with the SEC to conduct an initial Exchange Offer and, once launched, Class B common stockholders will have at least 20 business days to participate. If they elect to participate in the initial Exchange Offer, they may exchange some or all of their current Class B common shares for, on a per share basis, 50% Class B-2 common shares and 50% Class C common shares (based on the exchanged value and on an as-converted basis); the Potential Exchange Offer Program will only be consummated if the Certificate of Incorporation amendments are approved.

14.	What happens under the current U.S. Retrospective Responsibility Plan if the Certificate of Incorporation amendments are not approved?

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Under the U.S. Retrospective Responsibility Plan, the Class B common shares are locked up and cannot be converted to Class A common shares and sold in the public market until all U.S. Covered Litigation is fully resolved. The Class B common stockholders are limited in their ability to monetize their shares until the lock-up is released. This will continue to be the case if the Certificate of Incorporation amendments are not approved. Under the current structure, when the U.S. Covered Litigation is fully resolved, all Class B common stockholders will be free to convert and sell their shares immediately, with no timing restrictions.

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Part of the Board’s consideration in proposing the Potential Exchange Offer Program is to reduce the potential overhang risk by managing the eventual share conversion in a programmatic and measured structure.

•	Whether or not the Certificate of Incorporation amendments are approved, Visa will continue to work expeditiously to fully resolve all U.S. Covered Litigation.

15.	Who are your Class B common stockholders and do any own a significant portion (more than 15%)?

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A majority of the Class B common shares are held by top U.S. financial institutions, and/or their affiliates. Class B common stockholders are among Visa’s largest clients but also include clients of all sizes.

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Pursuant to Visa’s Certificate of Incorporation, no stockholder may own or hold votes represented by (i) more than 15% of the total number of our outstanding Class A common shares or (ii) Class A common shares and other common stock representing, together and on an as-converted basis, more than 15% of the number of shares of all of our outstanding common stock.

16.	Is the Injunctive Relief/Rules Class covered under the U.S. Retrospective Responsibility Plan and does it need to be resolved for Class B shares to be released?

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The class action seeking injunctive relief is part of MDL 1720 and is therefore U.S. Covered Litigation. Under the U.S. Retrospective Responsibility Plan, all U.S. Covered Litigation must be fully resolved for the remaining Class B common shares to be released.

17.	What is the status of the Injunctive Relief/Rules Class?

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Visa is pleased that the district court certified an Injunctive Relief Class consisting of all merchants that accept Visa credit and/or debit cards in the United States, without permitting merchants to opt out.

•	We will continue to defend Visa’s rules in the Injunctive Relief Class Action, as we believe the rules are fair and necessary to operate a global, secure payments network.

18.	What impact will the Potential Exchange Offer Program have on the fully diluted share count?

•	Holding all else equal, the Potential Exchange Offer Program would not change the fully diluted share count.

19.	Do you plan to change your current practices on capital allocation as a result of the potential amendments to the Certificate of Incorporation and Potential Exchange Offer Program?

•	Our capital allocation priorities remain consistent.

•	Our first priority is to invest in our core business, organically and through M&A.

•	Our second priority is the dividend, and we target a payout ratio of 20%-25% of our EPS to our stockholders.

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The remainder of our free cash flow is generally returned through buybacks. Historically, they have been largely programmatic, although we have accelerated our buybacks in some instances when we believe the share price is not reflective of Visa’s true value.

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And finally, we do all this while adhering to the parameters we’ve established for maintaining a strong capital structure and credit ratings profile. We target a 1.2-1.5 times gross debt to EBITDA ratio.

Additional Information and Where to Find It

If Visa determines to propose Certificate of Incorporation amendments to its stockholders in the currently contemplated or a modified form, Visa would file with the Securities and Exchange Commission (“SEC”) a proxy statement describing the proposal and the transactions contemplated thereby. The proxy statement would be provided to Visa stockholders and would contain important information about the amendments described therein and related matters.

In addition, if Visa determines to proceed with an exchange offer with respect to any class of Class B common stock, Visa would file with the SEC a registration statement on Form S-4 to describe the terms of the transaction contemplated thereby.

This communication is not a substitute for any proxy statement, exchange offer registration statement, prospectus or other documents Visa may file with the SEC in connection with the foregoing matters. If and when Visa provides a proxy statement relating to the potential Certificate of Incorporation amendments and a registration statement relating to a Potential Exchange Offer:

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND/OR REGISTRATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Any definitive proxy statement will be provided to Visa stockholders. Stockholders may obtain a free copy of any proxy statement (when available) and other documents filed by Visa at the SEC’s website at https://www.sec.gov. In addition, stockholders will be able to obtain free copies of any proxy statement (when available) and other documents filed by Visa with the SEC on Visa’s Investor Relations website at http://investor.visa.com.

Visa and certain of its executive officers and directors may be deemed to be participants in the solicitation of proxies from Visa’s stockholders. Information regarding Visa’s executive officers and directors is contained in Visa’s definitive proxy statement for its 2023 Annual Meeting of Stockholders filed with the SEC on December 1, 2022, and in its Current Reports on Form 8-K filed with the SEC on February 1, 2023, February 16, 2023, April 10, 2023 and June 20, 2023. Stockholders may obtain additional information regarding the interests of such participants by reading the Certificate of Incorporation amendments and proxy statement and other relevant materials regarding the amendments if and when they become available. These documents would be obtainable free of charge as described above.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the potential transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, the approval and implementation of the Certificate of Incorporation amendments and the Potential Exchange Offers discussed above, and future liability arising under the U.S. Covered Litigation. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future events and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.

Whether or not the Certificate of Incorporation amendments are proposed, approved or implemented, the final form of any such Certificate of Incorporation amendments is subject to a variety of factors, including, but not limited to:

•	stockholder and market reaction to the Certificate of Incorporation amendments and exchange offers;

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the impact of global economic, political, market, health and social events or conditions, including the war in Ukraine and the sanctions and other measures being imposed in response, and the ongoing effects of the COVID-19 pandemic, including the resumption of international travel;

•	increased oversight and regulation of the global payments industry and our business;

•	the impact of government-imposed obligations and/or restrictions on international payment systems;

•	the outcome of tax, litigation and governmental investigation matters;

•	increasingly intense competition in the payments industry, including competition for our clients and merchants;

•	the proliferation and continuous evolution of new technologies and business models in the payments industry;

•	continued efforts to lower acceptance costs and challenge industry practices;

•	our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;

•	brand or reputational damage;

•	our exposure to loss or illiquidity due to settlement guarantees;

•	any disruption, failure, breach or cyber-attack of our networks or systems;

•	risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments; and

•	the other factors described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended September 30, 2022, and our subsequent reports on Forms 10-Q and 8-K.

Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.